EXHIBIT 11.0
                            DIGITAL BIOMETRICS, INC.
                   STATEMENT RE: COMPUTATION OF LOSS PER SHARE

The per share computations are based on the weighted average number of common shares outstanding during the periods.


                                                       Three Months Ended                  Six Months Ended
                                                           March 31,                           March 31,
                                                ------------------------------      ------------------------------
                                                    1997              1996              1997              1996
                                                ------------      ------------      ------------      ------------
Shares outstanding at beginning of period         10,916,485         8,221,445        10,777,288         7,833,633

Shares issued under retirement plan                     --                --              41,798            16,831

Restricted stock awards, net of forfeitures           19,072            17,456            19,072            17,456

Exercise of options and warrants                        --                --                --             157,500

Shares issued from debenture and related
     interest conversion                           1,124,565         1,135,288         1,221,964         1,348,769
                                                ------------      ------------      ------------      ------------
Shares outstanding at end of period               12,060,122         9,374,189        12,060,122         9,374,189
                                                ============      ============      ============      ============

Weighted average shares outstanding (A)           11,571,802         8,435,781        11,213,297         8,162,324
                                                ============      ============      ============      ============

Net loss                                        $   (973,889)     $ (2,164,211)     $ (2,066,519)     $ (3,354,018)
                                                ============      ============      ============      ============

Loss per common share                           $      (0.08)     $      (0.26)     $      (0.18)     $      (0.41)
                                                ============      ============      ============      ============


(A) Stock options and other common share equivalents are not included in the calculation of the net loss per common share for the three- and six-month periods ended March 31, 1997 and 1996 as their effect is antidilutive.